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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934.

               NOVEMBER 30, 2004                                 0-25053
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Date of Report (Date of earliest event reported)          Commission File Number

                               THEGLOBE.COM, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                   14-1782422
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  (State or other jurisdiction           (I.R.S. Employer Identification Number)
of incorporation or organization)


                     110 EAST BROWARD BOULEVARD ,SUITE 1400
                         FORT LAUDERDALE, FLORIDA 33301
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               (Address of Principal Executive Offices) (Zip Code)


                                 (954) 769-5900
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              (Registrant's telephone number, including area code)

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

APPROVAL OF THE 2000 STOCK OPTION PLAN, AS AMENDED AND RESTATED

As part of theglobe's (sometimes referred herein as the "Registrant" or the "Company") Annual Meeting of Stockholders held on November 30, 2004 (the "Annual Meeting"), the Board of Directors proposed that theglobe's stockholders approve theglobe's 2000 Stock Option Plan, as amended and restated as of December 1, 2004 (the "2000 Stock Option Plan"). The 2000 Stock Option Plan, as amended and restated provides for:

o an increase in the number of shares of common stock reserved for issuance under the 2000 Stock Option Plan by an additional 7,500,000 shares (resulting in an aggregate of 8,000,000 shares being issuable under the 2000 Stock Option
Plan); and

o removal of the limitation on the number of options that may be awarded to any individual.

The 2000 Stock Option Plan was approved by the Registrant's stockholders at the Annual Meeting.

                    DESCRIPTION OF THE 2000 STOCK OPTION PLAN

The following summary of the 2000 Stock Option Plan is subject, in its entirety, to the specific language of the 2000 Stock Option Plan, a copy of which is attached as an exhibit to this Current Report. Our 2000 Stock Option Plan was adopted by the Board of Directors on April 28, 2000 and has been approved by our stockholders. 500,000 shares of common stock were initially reserved for issuance under the 2000 Stock Option Plan. As of October 6, 2004, options to purchase approximately 444,000 shares were outstanding under the 2000 Stock Option Plan and approximately 56,000 shares were available for future grant under the 2000 Stock Option Plan prior to its amendment and restatement.

ADMINISTRATION. The 2000 Stock Option Plan is administered by a committee of the Board of Directors (the "Committee"). Pursuant to the terms of the 2000 Stock Option Plan, the Committee may consist of the full Board of Directors or may consist of at least two non-employee directors. Accordingly, until such time as non-employee directors are appointed to the Board of Directors, the Board of Directors shall act as the Committee. All questions of interpretation of the 2000 Stock Option Plan are determined by the Committee, and its determinations are final and binding upon all participants. Generally, the Committee (1) approves those persons to whom options and other awards will be granted, and (2) determines the terms and conditions of options and other awards, including the purchase price per share of options and the vesting provisions of all awards. Each of the Committee and the entire Board has the authority to make amendments or modifications to outstanding options and other awards consistent with the 2000 Stock Option Plan's terms.

ELIGIBILITY. Any of our employees, officers, consultants, advisors or directors are eligible to participate in the 2000 Stock Option Plan. Incentive stock options, qualified under Section 422 of the Code, may be granted only to employees, including officers of theglobe. Nonqualified stock options and shares of restricted stock may be granted to our employees, directors, consultants or other independent advisors.

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OPTIONS.

      Employee Options. The Committee may grant both incentive stock options and nonqualified stock options to eligible individuals. Each stock option is evidenced by a stock option agreement between theglobe and the person to whom such option is granted. The exercise price of stock options under the 2000 Stock Option Plan are determined by the Committee. In the case of an incentive stock option, the exercise price must not be less than 100% of the fair market value of the common stock on the date the option is granted (except that in the case of an option granted to a stockholder who, immediately prior to such grant, owns stock representing more than 10% of the voting power or value of all classes of stock of theglobe, the exercise price must not be less than 110% of such fair market value). Stock options vest and become exercisable as determined by the Committee at grant, Special rules may apply in the case of an optionee's death or disability.

      Formula Options. Each director who becomes an eligible non-employee director for the first time receives an initial grant of options to acquire 25,000 shares of our common stock. In addition, each eligible non-employee director will receive an annual grant of options to acquire 7,500 shares of our common stock ("Formula Options") on the first business day following each annual meeting of stockholders that occurs while either our 1998 Stock Option Plan or our 2000 Stock Option Plan is in effect. At the time when no further shares are available for future grant under the 1998 Stock Option Plan, the Formula Options will continue to be granted under the 2000 Stock Option Plan. The purchase price per share for shares under each Formula Option will be equal to 100% of the fair market value of a share on the date of grant. If an optionee's service as a director terminates for any reason other than "cause" (as defined under the 2000 Stock Option Plan), the Formula Options become fully vested and may be exercised at any time within two years of termination. If a director's service terminates for cause, the Formula Options immediately terminate.

      Term. Each stock option terminates on the tenth anniversary of grant unless terminated earlier, or if later, the first anniversary of the date of the optionee's death, if such death occurs prior to the tenth anniversary.

      Nontransferability of Options. An option may not be transferred other than by will or the laws of descent and distribution or, in the case of an option other than an incentive stock option, pursuant to a domestic relations order. An option shall be exercisable during the lifetime of such optionee only by the optionee or his or her guardian or legal representative. The Committee may, however, set forth in an option agreement (other than for an incentive stock option) that the option may be transferred to an immediate family member, trusts solely for the benefit of such immediate family members, and partnerships in which such family members and trusts are the only partners. Such permitted transferee shall be deemed to be the optionee.

RESTRICTED STOCK. The Committee will determine the terms of each restricted stock award at the time of grant, including the price, if any, to be paid by the grantee for the restricted stock and the restrictions placed on the shares, if any. In addition, at the time of grant, the Committee, in its discretion, may decide:

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o whether any deferred dividends will be held for the grantee or deferred until the restriction lapses;

o whether any deferred dividends will be reinvested in additional shares of common stock or held in cash;

o whether interest will accrue on any dividends that are not reinvested in additional shares of restricted stock; and

o whether any stock dividends paid will be subject to the restrictions applicable to the restricted stock award.

Shares of restricted stock are non-transferable until all restrictions upon such shares lapse.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of certain changes in capitalization of theglobe, the Committee will adjust the maximum number and class of shares or other stock or securities with respect to which options and restricted stock awards may be granted under the 2000 Stock Option Plan or to any eligible individual in any three consecutive calendar year period, the number and class of shares or other stock or securities which are subject to outstanding options and restricted stock awards and the purchase price therefore, if applicable.

CHANGE IN CONTROL. In the event of a merger or consolidation of theglobe with or into another corporation, or a sale of substantially all of theglobe's assets, each outstanding option and award of restricted stock shall be assumed, or an equivalent option or award of restricted stock will be substituted, by the successor company. The options and awards will remain subject to all conditions and restrictions applicable prior to the assumption or substitution. In the event that the successor company refuses to or does not assume the outstanding options and awards, or in the event that the Committee accelerates the exercisability of the options and/or vesting of restricted stock, the Committee may authorize the redemption of the shares and/or the unexercised portion of the options outstanding for an amount equal to the consideration payable per share of Common Stock in connection with any transaction described above less, in the case of options, the purchase price per share subject to the option.

AMENDMENT AND TERMINATION. The Board of Directors may at any time or from time to time amend, modify, suspend or terminate the 2000 Stock Option Plan. However, no amendment, modification, suspension or termination may adversely effect any outstanding options or awards of restricted stock without the optionee's consent. The 2000 Stock Option Plan will terminate by its terms no later than April 28, 2010.

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ITEM 8.01 OTHER EVENTS

INCREASE IN AUTHORIZED CAPITAL STOCK; AUTOMATIC CONVERSION OF SERIES H PREFERRED STOCK

As part of the Annual Meeting, theglobe's stockholders also approved a proposal to amend our Certificate of Incorporation for the purpose of increasing the number of authorized shares of Common Stock of the Company from two hundred million (200,000,000) shares to five hundred million (500,000,000) shares (the "Certificate of Amendment"). A copy of the Certificate of Amendment is attached as an exhibit to this Current Report. On December 1, 2004, theglobe filed the Certificate of Amendment with the Delaware Secretary of State.

In connection with theglobe's recent acquisition of SendTec, Inc. on September 1, 2004, the Company issued 175,000 shares of Series H Preferred Stock which were convertible into approximately 17,500,000 shares of Common Stock. We were able to consummate the acquisition of SendTec, Inc. on September 1, 2004, in part, by issuing shares of our Series H Preferred Stock since we did not then have sufficient shares of our Common Stock available to complete the acquisition. In accordance with the terms of the Series H Preferred Stock, these shares of Series H Preferred Stock automatically converted into shares of our Common Stock upon the filing of the Certificate of Amendment with the Delaware Secretary of State.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits

3.1   Certificate of Amendment increasing the authorized capital of theglobe

10.1  2000 Stock Option Plan, as Amended and Restated

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2004                 theglobe.com, inc.

                                        By:  /s/ Edward Cespedes
                                            ------------------------------------
                                            Edward Cespedes, President

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                                  EXHIBIT INDEX
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EXHIBIT
   NO.                                  DOCUMENT DESCRIPTION
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3.1   Certificate of Amendment increasing the authorized capital of theglobe

10.1  2000 Stock Option Plan, as Amended and Restated